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                                                                  EXHIBIT 12(a)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     YEAR ENDED DECEMBER 31,
                                                                     ------------------------------------------------------
                                                                       2003        2002       2001       2000        1999
                                                                     --------    --------   --------   --------    --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $393,365    $260,976   $158,260   $ 96,152    $ 76,613
  Plus:
     Fixed Charges (excluding capitalized interest)                   273,366     265,657    274,052    285,275     163,269
                                                                     --------    --------   --------   --------    --------

TOTAL EARNINGS                                                       $666,731    $526,633   $432,312   $381,427    $239,882
                                                                     ========    ========   ========   ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $269,559    $261,827   $274,851   $283,849    $160,712
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,531       1,351      1,717      1,921       2,286
     An estimate of the interest component within rental expense        2,276       2,479      2,384      2,034       1,474
                                                                     --------    --------   --------   --------    --------

TOTAL FIXED CHARGES                                                  $273,366    $265,657   $278,952   $287,804    $164,472
                                                                     ========    ========   ========   ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                                       2.44        1.98       1.55       1.33        1.46
                                                                     ========    ========   ========   ========    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $393,365    $260,976   $158,260   $ 96,152    $ 76,613
  Plus:
     Fixed Charges (excluding capitalized interest)                   198,306     192,888    203,653    223,273     127,485
                                                                     --------    --------   --------   --------    --------

TOTAL EARNINGS                                                       $591,671    $453,864   $361,913   $319,425    $204,098
                                                                     ========    ========   ========   ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $194,499    $189,058   $204,452   $221,847    $124,928
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,531       1,351      1,717      1,921       2,286
     An estimate of the interest component within rental expense        2,276       2,479      2,384      2,034       1,474
                                                                     --------    --------   --------   --------    --------

TOTAL FIXED CHARGES                                                  $198,306    $192,888   $208,553   $225,802    $128,688
                                                                     ========    ========   ========   ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                                       2.98        2.35       1.74       1.41        1.59
                                                                     ========    ========   ========   ========    ========